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                                                                    Exhibit 99.1

                    Certification of CEO and CFO Pursuant to
                            18 U.S.C. Section 1350,
                             As Adopted Pursuant to
                 Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of AMERIGROUP Corporation (the "Company") on Form 10-Q for the three month period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Jeffrey L. McWaters, as Chief Executive Officer of the Company, and Scott M. Tabakin, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. (s)(s) 1350, as adopted pursuant to (s)(s) 906 of the Sarbanes-Oxley Act of 2002 to the best of his knowledge, that:

     (1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ JEFFREY L. MCWATERS
----------------------------
Jeffrey L. McWaters
Chief Executive Officer
May 5, 2003

/s/ SCOTT M. TABAKIN
----------------------------
Scott M. Tabakin
Chief Financial Officer
May 5, 2003

This certification accompanies this Report pursuant to (s)(s) 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.